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                                                                     Exhibit 5.1


                                  May 25, 1999


Sunstone Hotel Investors, Inc.
903 Calle Amanecer
San Clemente, California 92673

Attention: Robert A. Alter

        RE: SUNSTONE HOTEL INVESTORS, INC., A MARYLAND CORPORATION (THE "COMPANY") ISSUANCE OF UP TO FOUR HUNDRED FORTY-SEVEN THOUSAND (447,000) WARRANTS (THE "WARRANTS") TO PURCHASE COMMON STOCK OF THE COMPANY, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), AND UP TO FOUR HUNDRED FORTY-SEVEN THOUSAND HUNDRED (447,000) SHARES (THE "WARRANT SHARES") OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS, PURSUANT TO REGISTRATION STATEMENT ON FORM S-3

Gentlemen:


        We have examined the Registration Statement on Form S-3 transmitted for filing by you with the Securities and Exchange Commission (the "Commission") on September 30, 1998 and Amendment No. 1 to the Registration Statement on Form S-3 transmitted for filing by you with the Commission on or about the date of this letter, in connection with the registration under the Securities Act of 1933, as amended, of the Warrants and the Warrants Shares. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.


        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,

                                        BROBECK, PHLEGER & HARRISON